LILLIAN VERNON CORPORATION AND SUBSIDIARIES

      Computation of Earnings Per Share Assuming Primary and Full Dilution
                    (In Thousands, Except Per Share Amounts)


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

                                               Third Quarter Ended             Nine Months Ended
                                            ---------------------------   ----------------------------
                                            November 25,   November 26,   November 25,    November 26,
                                               1995            1994           1995            1994
                                            ------------   ------------   ------------    ------------
Net income                                     $8,426         $9,667          $5,103          $9,452
                                              --------       --------        --------        --------
Primary Shares:
   Average number of shares outstanding         9,749          9,569           9,721           9,543
   Assumed exercise of stock options              208            312             301             387
                                              --------       --------        --------        --------
                                                9,957          9,881          10,022           9,930
                                              --------       --------        --------        --------

Earnings Per Share Assuming Primary Dilution     $.85           $.98            $.51            $.95
                                              --------       --------        --------        --------

Fully Diluted Shares:

  Average number of shares outstanding          9,749          9,569           9,721           9,543
  Assumed exercise of stock options               212            312             303             387
                                              --------       --------        --------        --------
                                                9,961          9,881          10,024           9,930
                                              --------       --------        --------        --------
Earnings Per Share Assuming Full Dilution        $.85           $.98            $.51            $.95
                                              --------       --------        --------        --------

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